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                                                                   EXHIBIT 22.1



                                  SUBSIDIARIES

                 StarNet Mortgage, Inc., a Delaware corporation
                  StarNet TRAkkER, Inc., a Delaware corporation
                Residential Lenders, Inc., a Florida corporation